CERAGON NETWORKS LTD.

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              NOTICE OF 2001 ANNUAL GENERAL MEETING OF SHAREHOLDERS
                   -------------------------------------------

                          TO BE HELD SEPTEMBER 12, 2001

Notice is hereby given that the 2001 Annual General Meeting of Shareholders (the "Annual General Meeting" or the "Meeting") of Ceragon Networks Ltd. (the "Company") will be held on Wednesday, September 12, 2001 at 10:00 A.M., at the offices of the Company, 24 Raoul Wallenberg Street, Tel Aviv, Israel, for the following purposes:

                  (A) To re-elect three directors and to approve the appointment by the Board of Directors of one new director to serve on the Board of Directors of the Company;

                  (B)      To approve the grant of options to one director;

                  (C) To reappoint our auditors Luboshitz Kasierer, a member of Arthur Andersen, and to authorize our Board of Directors to determine the basis of their compensation in accordance with the volume and nature of the services rendered;

                  (D) To review and consider the Auditors' Report and the audited consolidated financial statements for the year ended December 31, 2000; and

                  (E) To transact such other business as may properly come before the Meeting or any adjournment thereof.

Shareholders of record at the close of business on August 3, 2001, are entitled to notice of and to vote at the Meeting. All shareholders are cordially invited to attend the Meeting in person.

Whether or not you plan to attend the Meeting, you are urged promptly to complete, date and sign the enclosed proxy and to mail it in the enclosed envelope, which requires no postage if mailed in the United States. Return of your proxy does not deprive you of your right to attend the Meeting, to revoke the proxy or to vote your shares in person.

Joint holders of shares should take note that, pursuant to Article 69(b) of the Articles of Association of the Company, a notice may be given by the Company to the joint holders of a share by giving notice to one of the joint holders named in the Register in respect of the shares.

JOINT HOLDERS OF SHARES SHOULD TAKE NOTE THAT, PURSUANT TO ARTICLE 32(d) OF THE ARTICLES OF ASSOCIATION OF THE COMPANY, THE VOTE OF THE SENIOR HOLDER OF THE JOINT SHARES WHO TENDERS A VOTE, IN PERSON OR BY PROXY, WILL BE ACCEPTED TO THE EXCLUSION OF THE VOTE(S) OF THE OTHER JOINT HOLDER(S). FOR THIS PURPOSE SENIORITY WILL BE DETERMINED BY THE ORDER IN WHICH THE NAMES STAND IN THE COMPANY'S REGISTER OF MEMBERS.


Pursuant to the Articles of Association of the Company, a proxy will be effective only if it is received by the Company at least 24 hours prior to the time of the Meeting.

                       By Order of the Board of Directors,

        ZOHAR ZISAPEL                                  SHRAGA KATZ
Chairman of the Board of Directors               President and Chief Executive
                                                        Officer

Date:  August 2, 2001

                              CERAGON NETWORKS LTD.
                           24 Raoul Wallenberg Street
                             Tel Aviv 69719, Israel
                             -----------------------

                                 PROXY STATEMENT
                             -----------------------

                     ANNUAL GENERAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished to the holders of Ordinary Shares, NIS 0.01 nominal value (the "Ordinary Shares") of Ceragon Networks Ltd. ("Ceragon" or the "Company") in connection with the solicitation by the Board of Directors of proxies for use at the Annual General Meeting of the Shareholders (the "Annual General Meeting" or the "Meeting"), or at any adjournment thereof, pursuant to the accompanying Notice of Annual General Meeting of Shareholders. The Meeting will be held on September 12, 2001 at 10:00 A.M., at the offices of the Company, 24 Raoul Wallenberg Street, Tel Aviv, Israel.

                             SOLICITATION OF PROXIES

It is proposed that at the Annual General Meeting, Ordinary Resolutions be adopted as follows: (a) to re-elect three directors and to approve the appointment by the Board of Directors of one new director to serve on the Board of Directors of the Company; (b) to approve the grant of options to one director; (c) to reappoint our auditors Luboshitz Kasierer, a member of Arthur Andersen, and to authorize the Board of Directors to determine the basis of their compensation in accordance with the volume and nature of the services rendered; and (d) to transact such other business as may properly come before the Meeting or any adjournment thereof. Additionally, at the Meeting, the shareholders will be provided with the opportunity to review and consider the Auditors' Report and the audited consolidated financial statements for the year ended December 31, 2000 (this item will not involve a vote of the shareholders).

A form of proxy for use at the Meeting and a return envelope for the proxy are also enclosed. Shareholders may revoke the authority granted by their execution of proxies at any time before the effective exercise thereof by filing with the Company a written notice of revocation or duly executed proxy bearing a later date, or by voting in person at the Meeting. However, if a shareholder attends the Meeting and does not elect to vote in person, his or her proxy will not be revoked. Unless otherwise indicated on the form of proxy, if a proxy is properly executed and received by the Company prior to the Meeting, shares represented by the proxy in the enclosed form will be voted in favor of all the matters to be presented to the Meeting, as described above. If specification is made by a shareholder on the form of proxy, the Ordinary Shares represented thereby will be voted in accordance with such specification. On all matters considered at the Meeting, abstentions and broker non-votes will be treated as neither a vote "for" nor "against" the matter, although they will be counted in determining if a quorum is present.

Pursuant to the Articles of Association of the Company, a proxy will be effective only if it is received by the Company at least 24 hours prior to the time of the Meeting.

The Company currently is not aware of any other matters which will come before the Meeting. If any other matters come before the Meeting, the persons designated as proxies intend to vote thereon in accordance with their best judgment on such matters.

Proxies for use at the Meeting are being solicited by the Board of Directors of the Company. Proxies are being mailed to shareholders on or about August 6, 2001 and will be solicited chiefly by mail; however,

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
certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram or other personal contact. The Company will bear the cost for the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares.

            RECORD DATE; OUTSTANDING VOTING SECURITIES; VOTING RIGHTS

Only shareholders of record at the close of business on August 3, 2001 will be entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. On June 30, 2001, the Company had 20,902,921 Ordinary Shares issued and outstanding, each of which is entitled to one vote upon each of the matters to be presented at the Meeting. Two or more persons, each being a shareholder, a proxy for a shareholder or a representative of a corporation, holding together Ordinary Shares conferring in the aggregate 33.3% of the voting power of the Company, present in person or by proxy and entitled to vote, will constitute a quorum at the Meeting.

                          SECURITY OWNERSHIP BY CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 30, 2001, the number of Ordinary Shares owned beneficially by (i) all persons known to the Company to own beneficially more than 5% of the Company's Ordinary Shares, and (ii) all directors and officers as a group.

The information contained herein has been obtained from the Company's records, or from information furnished by the individual or entity to the Company.

--------------------------------------------------------------------------------
                                                       PERCENTAGE OF OUTSTANDING
                                  NUMBER OF ORDINARY       ORDINARY SHARES(1)
          NAME                         SHARES
----------------------------    ---------------------  -------------------------
Yehuda Zisapel(2)                   2,838,000                  13.58%

Zohar Zisapel(2)                    2,544,500                  12.17

HarbourVest International
Private Equity  Partners III
Direct Fund, L.P.(3)                1,565,750                   7.49

All directors and officers as a
group (12 persons)  (4)             3,876,416                  18.54
--------------------------------------------------------------------------------

(1) Based on 20,902,921 Ordinary Shares issued and outstanding as of June 30, 2001.

(2) Yehuda Zisapel and Zohar Zisapel are brothers. Yehuda Zisapel resigned from our Board of Directors on December 18, 2000.

(3) The sole general partner of HarbourVest International Private Equity Partners III-Direct Fund, L.P. is HIPEP III-Direct Associates L.L.C., the managing member of which is HarbourVest Partners, LLC. The address of HarbourVest is One Financial Center, Boston, Massachusetts 02111. The members of HIPEP III Direct Associates L.L.C. and HarbourVest Partners LLC may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the shares beneficially owned by HarbourVest International Private Equity Partners III-Direct Fund, L.P. Such members disclaim beneficial ownership of these shares within the meaning of Rule 13d-3 of the Exchange Act.

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

(4) Each of these directors and executive officers individually beneficially own less than 1% of the outstanding shares, except Messrs. Zohar Zisapel and Shraga Katz who hold 12.17% and 3.78%, respectively, of our outstanding shares.

         As of June 13, 2001, the Company had 2037 shareholders of record.

                                     ITEM A

                              ELECTION OF DIRECTORS

Under the Company's Articles of Association, the Board of Directors is to consist of not less than five and not more than nine directors, unless otherwise determined by resolution of the Company's shareholders. Three directors have been nominated for election at the Meeting.

The Company's Articles of Association further provide that any director appointed by the Board of Directors to serve as a member of the Board of Directors shall be approved by resolution of the shareholders of the Company at the first shareholders' Meeting following the date upon which such person was appointed to serve as a director. The appointment by the Board of Directors of one director has been proposed for approval at the Meeting.

On July 12, 2001 the Company's Board of Directors appointed Mr. Joseph Atsmon, and on July 25, 2001, the Company's Board of Directors nominated Mr. Zohar Zisapel, Mr. Shraga Katz and Ms. Yael Langer, all to serve as directors of the Company until the next annual general meeting of the shareholders and until their respective successors shall have been duly elected and qualified. Two additional directors, Zohar Gilon and Shmuel Levy, were appointed as external directors to serve for terms of three years at the Extraordinary General Meeting of the Company on February 26, 2001.

It is intended that proxies (other than those directing the proxy holders to vote against the listed individuals or to abstain) will be voted for the individuals named above. In the event that any one or more of such individuals should be unable to serve, the proxies will be voted for the election of such other person or persons as shall be determined by the persons named in the proxy in accordance with their best judgment. The Company is not aware of any reason why any of the individuals, if elected, should be unable to serve as a director. The Company does not have any understanding or agreement with respect to the future election of any of these individuals.

It is proposed that at the Meeting the following Ordinary Resolution will be adopted:

         "RESOLVED, that the appointment by the Board of Directors of Mr. Joseph Atsmon is hereby approved and that Mr. Zohar Zisapel, Mr. Shraga Katz, and Ms. Yael Langer are hereby elected to serve as directors on the Board of Directors until the next annual general meeting of the shareholders of the Company and until their respective successors are duly elected and qualified;

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THIS PROPOSED ORDINARY RESOLUTION.

Mr. Zohar Gilon and Mr. Shmuel Levy shall continue to serve as external directors on the Board of Directors of the Company, pursuant to the Israeli Companies Law. Their election at the Company' s Extraordinary General Meeting on February 26, 2001 was for a term of three years.

Mr. Zohar Gilon, Mr. Shmuel Levy and Mr. Joseph Atsmon serve as the Company's independent directors under Nasdaq National Market rules. Mr. Joseph Atsmon also serves as a member of the

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
Company's Audit Committee. He replaced Ms. Yael Langer, who was serving as an interim member of the Company's Audit Committee.

The following information is supplied with respect to each director and each person nominated and recommended to be elected by the Board of Directors of the Company and the external directors and is based upon the records of the Company and information furnished to it by the individuals. Reference is made to "Security Ownership by Certain Beneficial Owners and Management" for information pertaining to stock ownership, if any, by these individuals.

  NAME                   AGE                       POSITION
-------                -------          ----------------------------------------
Zohar Zisapel             52            Chairman of the Board of Directors
Shraga Katz               49            Chief Executive Officer, President and
                                        Director
Yael Langer               36            Director
Joseph Atsmon             52            Director

Zohar Gilon               54            External Director
Shmuel Levy               47            External Director

         ZOHAR ZISAPEL has served as the chairman of the Company's Board of Directors since the Company was incorporated in 1996. Mr. Zisapel is also a founder and a director of RAD Data Communications Ltd., of which he has served as president from January 1982 until January 1998, and a director of other companies in the RAD-BYNET group, including RADCOM, SILICOM, RIT Technologies, and RADVision. Mr. Zisapel previously served as head of the electronics research department in the Israeli Ministry of Defense. Mr. Zisapel received a B.Sc. and an M.Sc. in electrical engineering from the Technion, Israel Institute of Technology and an M.B.A. from Tel Aviv University.

         SHRAGA KATZ, the Company's co-founder, has served as the Company's president and chief executive officer since July 1996. From April 1979 to April 1996, Mr. Katz served in the electronic research and development department in the Israeli Ministry of Defense. From April 1993 to April 1996, Mr. Katz served as the head of that department. Mr. Katz received a B.Sc. in electrical engineering and electronics from the Technion, Israel Institute of Technology, and an M.B.A. from Tel Aviv University.

         YAEL LANGER has served as a director since December 2000. Ms. Langer served as the Company's general counsel from July 1998 until December 2000. Ms. Langer is general counsel and secretary of RAD and other companies in the RAD-BYNET group. From December 1995 to July 1998, Ms. Langer served as assistant general counsel to companies in the RAD-BYNET group. From September 1993 until July 1995, Ms. Langer was a member of the legal department of Poalim Capital Markets and Investments Ltd. Ms. Langer has an LL.B. from the Hebrew University in Jerusalem.

         JOSEPH ATSMON has served as a director since July 12, 2001. He currently serves as Chairman of Discretix Ltd., a position he has held since April 1, 2001, and the Chairman of Runcom Communications Ltd., a position he has held since January 1, 2001. From 1995 until 2000, he served as chief executive officer of Teledata Communications Ltd., a public company acquired by ADC Telecommunications Inc. in 1998. From 1986 until 1995, Mr. Atsmon served as Corporate Vice President for Business Development at Tadiran Ltd. Mr. Atsmon received a B.Sc. in Electrical Engineering, summa cum laude, from the Technion, Israel Institute of Technology.

         ZOHAR GILON has served as a director since June 1999. Mr. Gilon is a General Partner and Managing Director of Tamar Technology Investors Venture Capital Fund based in Israel, which was founded in 1998 together with C.E. Unterberg, Towbin. Mr. Gilon is a private entrepreneur and has served as a director of Metalink Ltd. since November 1996 as well as for companies in the RAD-BYNET group, including RADCOM Ltd. since September 1995, RIT Technologies from September 1995, and AVT-Advanced Vision Technology Ltd. since 1998. Between November 1993 and June 1995, Mr. Gilon served as president of W.S.P. Capital Holdings, an investment firm traded on the Tel Aviv Stock Exchange. Mr. Gilon received a B.S.E.E. from the Technion, Israel Institute of Technology and an M.B.A. from Tel Aviv University.

         SHMUEL LEVY has served as a director since June 2000. From December 2000, Mr. Levy has been a partner at Sequoi Capital. From August 1998 until July 2000, Mr. Levy was employed by Lucent Technologies, Inc., where he was president, enterprise internetworking systems. From June 1997 to July 1998, Mr. Levy was the president and chief executive officer of Lannet Data Communications Ltd. From July 1992 to June 1997, Mr. Levy held various executive positions with Madge Networks Ltd. and Lannet Data Communications. Mr. Levy received a B.S. degree in electrical engineering from Ben Gurion University.

                                     ITEM B


                APPROVAL OF THE GRANT OF OPTIONS TO JOSEPH ATSMON

Pursuant to a resolution of the Board of Directors, dated July 12, 2001, Mr. Joseph Atsmon, a member of the Board of Directors, was granted options to purchase 50,000 Ordinary Shares to be vested over a period of three years, at an exercise price of US $2.84 per share, one third of which are to be vested at the end of each year, provided he remains a director of the Company. The option grant to Mr. Atsmon described herein followed approval by the Audit Committee prior to Mr. Atsmon's appointment to the Audit Committee. The exercise price of these options is equal to the closing price of the Company's Ordinary Shares on the Nasdaq National Market on July 11, 2001.

It is proposed that at the Meeting the following resolution will be adopted:

         "RESOLVED, to approve the grant of options to Joseph Atsmon."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THIS PROPOSED RESOLUTION.


                                     ITEM C

                      REAPPOINTMENT OF INDEPENDENT AUDITORS

At the Meeting, the shareholders will be asked to reappoint the Company's auditors, Luboshitz Kasierer, a member of Arthur Andersen, as our independent auditors for the fiscal year ending December 31, 2001. Luboshitz Kasierer have no relationship with the Company or with any affiliate of the Company except as auditors and, to a limited extent, as tax consultants. The Board of Directors believes that such limited non-audit function does not affect the independence of Luboshitz Kasierer. The shareholders will also be asked to authorize the Board of Directors to determine the basis of their compensation in accordance with the volume and nature of the services rendered.

The affirmative vote of the holders of a majority of the Ordinary Shares present, in person or by proxy, and voting on the matter is required for the approval thereof.



It is proposed that at the Meeting the following resolutions be adopted:

         "RESOLVED, to reappoint the Company's auditors Luboshitz Kasierer, a member of Arthur Andersen, as the independent auditors of the Company for the fiscal year ending December 31, 2001, and to authorize the Board of Directors to determine the basis of their compensation in accordance with the volume and nature of the services rendered."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSED
RESOLUTION.


                                     ITEM D

 REVIEW AND CONSIDERATION OF THE AUDITORS' REPORTAND THE AUDITED, CONSOLIDATED
                              FINANCIAL STATEMENTS

At the Annual General Meeting, the Auditors' Report and the Audited Consolidated Financial Statements of the Company for the fiscal year ended December 31, 2000 will be presented to the shareholders for review and consideration. This item will not involve a vote of the shareholders.



                                     ITEM E

                                 OTHER BUSINESS

Management knows of no other business to be transacted at the Meeting, other than as set forth in the Notice of Annual General Meeting; but, if any other matters are properly presented to the Meeting, the persons named in the enclosed form of proxy will vote upon such matters in accordance with their best judgment.


                       By Order of the Board of Directors,

        ZOHAR ZISAPEL                                  SHRAGA KATZ
Chairman of the Board of Directors               President and Chief Executive
                                                        Officer

Date:  August 2, 2001